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                                                                     EXHIBIT 4.3


     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OR REGULATION S UNDER THE SECURITIES ACT IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (i) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (ii) IN COMPLIANCE WITH ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

                           GLOBALTEL RESOURCES, INC.

                            STOCK PURCHASE WARRANT

     1.   Number and Price of Shares Subject to Warrant. Subject to the terms
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and conditions herein set forth,
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      is entitled to purchase from GlobalTel Resources, Inc., a Washington
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corporation (the "Company"), at any time on or before the expiration date set forth in this Section 1, and upon surrender hereof at the principal office of the Company and payment of the purchase price at said office in cash or by check, the number of shares of fully paid and non-assessable Common Stock, $.01 par value, of the Company hereinafter provided (the "Shares"). The initial
number of Shares shall be                       shares of Common Stock,
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provided, however, that the number of shares shall increase by an additional
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                      shares of Common Stock on the 180th day after the date
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hereof if no Institutional Funding (as hereinafter defined) has occurred on or before said date, and the number of Shares shall further increase by an additional Ten Thousand (10,000) shares of Common Stock on the 360th day after the date hereof if no Institutional Funding (as hereinafter defined) has occurred on or before said date. As used herein, an "Institutional Funding" means one or more offerings by the Company of its securities that have closed since the date hereof and provided to the Company aggregate gross proceeds of at least Twenty-Five Million Dollars ($25,000,000). Subject to adjustment as hereinafter provided, the purchase price of one share of Common Stock shall be $1.10. The purchase price of one share of Common Stock payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "Warrant Price."

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     This Warrant shall remain exercisable pursuant to the provisions of Section
6 until the earlier of (a) 5:00 p.m. Pacific Time on the day of closing of a public offering of Common Stock of the Company registered under the Securities Act of 1933, as amended (the "Securities Act"), in which the aggregate primary proceeds to the Company (net of discount to underwriters but before expenses) equals at least $25,000,000 or (b) 5:00 p.m. Pacific Time on the third calendar anniversary of the date of this Warrant.

     2.   Adjustment of Warrant Price and Number of Shares.  The number of
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Shares issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a)  Adjustment for Dividends in Stock.  In case at any time or from
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time to time on or after the date hereof the holders of the Common Stock of the
Company shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraphs (b) and (c) of this paragraph 2.

          (b)  Adjustment for Reclassification, Reorganization or Merger.  In
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case of any reclassification or change of the outstanding securities of the
Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, or in case, after such date, the Company (or any such corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the holder of this Warrant, upon exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holders would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraphs (a) and (c); in each such

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case, the terms of this paragraph 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

          (c)  Stock Splits and Reverse Stock Splits. If at any time on or after
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the date hereof the Company shall subdivide its outstanding shares of Common
Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately decreased. In the event of any adjustment in the number of shares covered by this Warrant, any fractional shares resulting from such adjustment shall be disregarded and this Warrant shall cover only the number of full shares resulting from such adjustment. The foregoing adjustments shall be made by the Board of Directors of the Company, or by the applicable terms of any assumption or substitution document, and any adjustments so made shall be final, binding and conclusive.

     3.   Other Adjustments. Except as provided in paragraph 2, no adjustment on
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account of dividends on Common Stock will be made upon the exercise hereof.

     4.   No Stockholder Rights. This Warrant shall not entitle its holder to
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any of the rights of a stockholder of the Company.

     5.   Reservation of Stock. The Company covenants that during the period
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this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     6.   Exercise of Warrant. This Warrant may be exercised by the registered
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holder or its registered assigns, in whole or in part, by the surrender of this
Warrant at the principal office of the Company, accompanied by payment in full of the Warrant Price as described above by certified or cashier's check; provided, however, that the minimum partial exercise shall not be less than 50% of the Shares. Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of shares of Common Stock with respect to which this

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Warrant shall not have been exercised. This Warrant (or any portion thereof)
shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares or record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above.

     7.   Certificate of Funding; Certificate of Adjustment. If an Institutional
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Funding (as defined in Section 1) occurs on or before the 240th day after the date of this Warrant, the Company shall deliver to the record holder of this Warrant a certificate of an officer of the Company confirming the occurrence of the Institutional Funding and setting forth a brief description of the transaction(s) constituting the Institutional Funding. Whenever the Warrant Price is adjusted, as herein provided, the Company shall deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     8.   Transfer of Warrant. This Warrant may not be transferred by the holder
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without the written consent of the Company (except by operation of law or to a successor by merger, acquisition or other corporate reorganization) and compliance with applicable federal and state securities laws to the satisfaction of the Company.

     9.   Compliance with Securities Laws.
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          (a)  The holder represents and agrees that this Warrant (and the
Shares, if the warrant is exercised) are purchased only for investment, for holder's own account, and without any present intention to sell or distribute the Warrant or the Shares. The holder further acknowledges that the Shares will not be issued pursuant to the exercise of this Warrant unless the exercise of the warrant and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act and other federal and state securities laws and regulations and the requirements of any stock exchange or quotation system upon which the Shares may then be listed.

          (b) The holder of this Warrant acknowledges and agrees that this Warrant and the Shares have not been registered under the Securities Act and accordingly will not be transferrable except as permitted under the various exemptions contained in the

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Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Therefore, the Warrant and Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The holder understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer thereof unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required. The holder understands that a stop transfer instruction may be in effect with respect to transfer of the Warrant and Shares consistent with the requirements of the securities laws.

     10.  Miscellaneous. This Warrant shall be goverened solely by the laws of
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the State of Washington without regard to the conflicts of laws provisions thereof to the contrary. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be delivered in person or mailed first-class, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing. Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     ISSUED this      day of        , 1996.
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                                       GLOBALTEL RESOURCES, INC.,
                                       a Washington corporation

                                       By: /s/ Ronald P. Erickson
                                           ----------------------
                                       Title: Chief Executive Officer
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Warrant No.
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